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EXHIBIT 16.1

                        [Haskell & White LLP Letterhead]

June 27, 2006



U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

          Re:    Telenetics Corporation
                 File No. 0-16580

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Telenetics Corporation for the event that occurred on June 21, 2006, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ HASKELL & WHITE LLP